Exhibit 3.2

                  AMENDED AND RESTATED BYLAWS
                               OF
                         PHOTOCOMM, INC
                    (An Arizona Corporation)


                           ARTICLE I

                            OFFICES



     SECTION  1.     Principal Office.  The principal office  for

the transaction of the business of the corporation shall be fixed from time to time by resolution of the Board of Directors.


     SECTION 2.     Other Offices.  The corporation may also have

an  office  or offices at such other place or places,  within  or without the State of Arizona, as the Board of Directors may  from time to time designate or as the business of the corporation  may require.



                           ARTICLE II

                     STOCKHOLDERS' MEETINGS



     SECTION  1.      Annual  Meetings.  The  annual  meeting  of

stockholders,  for  the election of directors  to  succeed  those whose terms expire and for the transaction of such other business as  may  properly come before the meeting, shall be held at  such place (within or without the State of Arizona), on such date, and at such time as the Board of Directors shall each year fix.



     If  the  election of directors shall not be held on the  day designated  herein for any annual meeting, or at any  adjournment thereof,  the Board of Directors shall cause the election  to  be held  at a special meeting of the stockholders as soon thereafter

as   conveniently   may  be  possible.   At  such   meeting   the

stockholders may elect the directors and transact other  business with  the  same  force  and effect as at an annual  meeting  duly called and held.



     SECTION  2.     Special Meetings.  Special meetings  of  the

stockholders  shall  be  held  at the  principal  office  of  the corporation  in  the  State of Arizona, or at  such  other  place within  or  without the State of Arizona as may be designated  in the  notice of said meeting, upon call of the Board of Directors,

the Chairman of the Board or the President.



     SECTION  3.     Notice and Purpose of Meetings.   Notice  of

the  time  and  place within or without the State of  Arizona  of every  meeting  of  stockholders and, in the case  of  a  special meeting, the purpose or purposes of the meeting shall be given by the  Chairman of the Board or by the President or Vice  President

or  the Secretary or an Assistant Secretary either personally  or by  mail  or  by telegraph or by any other means of communication not  less than ten (10) days nor more than sixty (60) days before the  meeting to each stockholder of record entitled  to  vote  at

such  meeting.   Stockholder notices shall be addressed  to  each

stockholder at such address as appears in the corporation's stock records  unless  such  stockholder  shall  have  filed  with  the

Secretary  of  the  corporation a written  request  that  notices intended for such stockholder be mailed to some other address, in which  case  they shall be mailed or transmitted to  the  address designated  in such request.  Such notice shall be  effective  at the  earliest of the following: (a) when received at such address or  (b) five (5) days after its deposit in the first class United

States Mail postage prepaid and  addressed to such address.  Such

further notice shall be given as may be required by law.   Except

as  otherwise  expressly  provided by statute,  no  notice  of  a meeting  of  stockholders shall be required to be  given  to  any stockholder who shall attend such meeting in person or by  proxy,

or  who  shall,  in  person or by attorney thereunto  authorized,

waive  such  notice  in  writing, either  before  or  after  such meeting.  Except where otherwise required by law, notice  of  any adjourned  meeting  of the stockholders of the corporation  shall not  be  required to be given if the date, time and place of  the next meeting is announced at the meeting prior to adjournment.



     SECTION 4.     Quorum.  Except as otherwise provided by  law

or  the  Articles of Incorporation, the continuous  presence,  in person  or  by proxy, of the holders of record of shares  of  the capital  stock  of the corporation possessing a majority  of  the aggregate number of votes to which all outstanding shares of  the capital stock of the corporation are entitled shall constitute  a quorum at all meetings of stockholders.  Where a separate vote by a  class  or  classes is required, a majority of the  outstanding shares  of such class or classes, continuously present in  person or  represented by proxy, shall constitute a quorum  entitled  to

take  action with respect to that vote on that matter.    In  the

absence  of  a  quorum at any meeting or any adjournment  thereof

(either  initially or because of the departure  of  one  or  more shareholders from a meeting), the holders of shares possessing  a majority of the aggregate number of votes present and entitled to be  cast  at such meeting or adjournment thereof may adjourn  and further adjourn such meeting from time to time but shall  not  be permitted  to vote on any other items of business.  At  any  such adjourned meeting at which a quorum is present, any business  may be  transacted which might have been transacted at the meeting as originally called.



     SECTION  5.      Organization.  Meetings of the stockholders

shall be presided over by the Chairman of the Board, or if he  is not  present, by the President, or if they are not present, by  a

Vice  President, or if neither the Chairman of the Board nor  the

President  nor a Vice President is present, by a chairman  to  be chosen  by stockholders entitled to cast a majority of the  votes present and entitled to be cast at the meeting.  The Secretary of the  corporation,  or  in the Secretary's absence,  an  Assistant

Secretary,  shall  act  as secretary of  every  meeting,  but  if neither  the  Secretary  nor an Assistant Secretary  is  present,

stockholders entitled to cast a majority of the votes present and entitled  to  be  cast  at the meeting shall  choose  any  person present  to act as secretary of the meeting.  The person  who  so presides  over  the  meeting  shall  have  plenary  authority  to establish such meeting procedures, and to resolve any disputes or

other  issues  arising at the meeting in such  manner,   as  said

chairman  deems necessary or appropriate in his or her reasonable judgment,  subject  only to the provisions  of  the  Bylaws,  the

Articles of Incorporation and applicable law.



     SECTION 6.     Voting.  Except as otherwise provided in  the

Bylaws, the Articles of Incorporation or applicable law, at every meeting  of  the stockholders each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by  proxy  for each share of stock having voting rights  held  by such stockholder and registered in such stockholder's name on the books  of  the corporation.  Any vote of stock of the corporation may be given by the stockholder entitled to vote in person or  by a  proxy authorized (a) by a writing executed by such stockholder

(or  such  stockholder's duly authorized agent) or  (b)  in  such other  manner  as  the  chairman  of  the  meeting  specifies  as permitted by applicable law; provided, that such proxy shall have been  delivered to the secretary of the meeting at or before  the commencement  of  the meeting.  Except as otherwise  required  by applicable law, the Articles of Incorporation or these Bylaws, or in  electing directors, all matters coming before any meeting  of the  stockholders  shall be decided by the vote  of  stockholders entitled  to  cast a majority of the number of votes present  and

entitled  to  be  cast thereat, a quorum being present.   At  all

elections  of  directors the voting may  (but  need  not  be)  by ballot,  and  (unless  otherwise provided by  applicable  law)  a

plurality  of  the votes cast thereat shall elect.   Further,  at

each election of directors, each stockholder entitled to vote  at such election shall have the right to cumulate that stockholder's votes  by  multiplying  the number of votes  the  stockholder  is entitled  to  cast  by  the  number of  directors  for  whom  the stockholder  is entitled to vote and casting the  product  for  a single  candidate or distributing the product among two  or  more candidates.



     SECTION 7.     List of Stockholders.  A complete list of the

stockholders  entitled  to  vote  at  any  meeting,  arranged  in alphabetical order by voting group, and within each voting  group by  class  or series, and showing the address of each stockholder and  the  number  of  shares  registered  in  the  name  of  each stockholder  shall be prepared by the Secretary or other  officer of the corporation having charge of said stock ledger.  Such list shall  be  available  for  inspection by any  stockholder  during ordinary  business hours, beginning two (2) business  days  after notice  of  the meeting is given for which the list was  prepared

and   continuing  through  the  meeting,  at  the   corporation's

principal  office,  at  the office of the corporation's  transfer agent  if  specified in the meeting notice or  at  another  place identified  in the meeting notice in the city where  the  meeting will  be held.  On written demand to the Secretary, a stockholder or  a  stockholder's agent or attorney duly appointed in  writing may  inspect  and  copy  such list for a  proper  purpose  during regular  business hours and at the stockholder's expense,  during the  period such list is so available for inspection and  subject to  such  reasonable  procedures and other  requirements  as  the

corporation   may  specify,  except  as  otherwise  required   by

applicable law.



     SECTION   8.       Notice   of  Stockholder   Business   and

Nominations.

          (a)  Annual Meetings of Stockholders.

               (1)   Nominations of persons for election  to  the

Board  of Directors of the corporation and the proposal of proper items  of  business  to be considered by the  stockholders  at  a

meeting  of  stockholders  may  be  made  (A)  pursuant  to   the

corporation's  notice of meeting, (B) by or at the  direction  of the  Board  of  Directors  or  (C)  by  any  stockholder  of  the corporation who was a stockholder of record at the time of giving of  notice provided for in this Bylaw and who is entitled to vote at  the  meeting and who complies with the notice procedures  set forth in this Bylaw.

               (2)   For  nominations  or other  business  to  be

properly  brought  before  an annual  meeting  by  a  stockholder pursuant  to  clause (C) of paragraph (a)(1) of this  Bylaw,  the stockholder must have given timely notice thereof in  writing  to the  Secretary  of the corporation and such other  business  must

otherwise  be  a  proper matter for stockholder  action.   To  be

timely,  a  stockholder's  notice  shall  be  delivered  to   the

Secretary  at the principal executive offices of the  corporation not  later than the close of business on the 60th day nor earlier than  the  close of business on the 90th day prior to  the  first anniversary  of  the  preceding year's annual meeting;  provided,

however, that in the event that the date of the annual meeting is more  than  thirty (30) days before or more than sixty (60)  days after  such  anniversary date, notice by the  stockholder  to  be timely  must  be  so  delivered not earlier  than  the  close  of business  on  the 90th day prior to such annual meeting  and  not later  than  the close of business on the later of the  60th  day prior to such annual meeting or the 10th day following the day on which  public announcement of the date of such meeting  is  first made  by  the corporation; and further provided that with respect to  the  corporation's 1998 annual meeting of  the  stockholders,

notice by the stockholder to be timely must be so delivered on or before March 16, 1998.  Such stockholder's notice shall set forth

(a)  as  to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to  such person that is required to be disclosed in solicitations of  proxies for election of directors, or is otherwise  required,

in  each  case  pursuant to Regulation 14A under  the  Securities

Exchange  Act of 1934, as amended (the "Exchange Act") (including such  person's  written  consent to  being  named  in  the  proxy statement  as a nominee and to serving as a director if elected);

(b)  as  to  any other business that the stockholder proposes  to bring before the meeting, (i) a brief description of the business desired  to  be brought before the meeting, (ii) the reasons  for conducting  such business at the meeting and (iii)  any  material interest  in such business of such stockholder and the beneficial owner,  if any, on whose behalf the proposal is made and  of  all affiliates and associates of each of the foregoing; (c) as to the stockholder giving the notice and the beneficial owner,  if  any,

on  whose behalf the nomination or proposal is made (i) the  name

and   address  of  such  stockholder,  as  they  appear  on   the

corporation's books, and of such beneficial owner  and  (ii)  the class  and  number of shares of the corporation which  are  owned

beneficially  and  of  record  by  such  stockholder   and   such

beneficial owner; and (d) the undertaking of such stockholder and any  such  beneficial owner promptly to provide  such  additional information  relevant  to  the  nomination  or  proposal  as  the

Secretary may reasonably request in writing.

               (3)    Notwithstanding  anything  in  the   second

sentence  of  paragraph (a)(2) of this Bylaw to the contrary,  in the event that the number of directors to be elected to the Board of  Directors  at  a meeting of shareholders is  increased  to  a number  greater  than  the  number  of  directors  scheduled  for election at such meeting as previously announced publicly by  the corporation,  and in the further event there has been  no  public announcement  by the corporation naming all of the  nominees  for director  or  specifying  the size  of  the  increased  Board  of

Directors  at  least  seventy  (70)  days  prior  to  the   first

anniversary   of   the  preceding  year's   annual   meeting,   a

stockholder's  notice  required  by  this  Bylaw  shall  also  be considered timely (but only with respect to nominees for any  new positions  created  by  such increase) if such  notice  shall  be delivered to the Secretary at the principal executive offices  of the  corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the corporation.

          (b)   Special  Meetings  of  Stockholders.   Only  such

business  shall be conducted at a special meeting of stockholders as  shall  have been brought before the meeting pursuant  to  the corporation's notice of meeting.  A nomination of  a  person  for election  to  the  Board of Directors may be made  at  a  special meeting of stockholders at which one or more directors are to  be elected  pursuant to the corporation's notice of meeting if  such nomination is duly made by any stockholder of the corporation who is  a  stockholder  of  record at the time of  giving  of  notice provided for in this Bylaw and who shall be entitled to  vote  at the meeting and who complies with the notice procedures set forth

in  this  Bylaw.   In the event the corporation calls  a  special

meeting  of stockholders for the purpose of electing one or  more directors  to  the Board of Directors, any such  stockholder  may nominate  a person or persons (as the case may be), for  election to  such position(s) as specified in the corporation's notice  of meeting if the stockholder gives notice of the same conforming to the  requirements of paragraph (a)(2) of this Bylaw and  delivers such  notice to the Secretary at the principal executive  offices of  the  corporation not earlier than the 90th day prior to  such special meeting and not later than the close of business  on  the later  of (i) the 60th day prior to such special meeting or  (ii)

the  10th  day following the day on which public announcement  is first  made  of  the  date  of the special  meeting  and  of  the nominee(s)  proposed by the Board of Directors to be  elected  at such meeting.

          (c)  General.

               (1)  Notwithstanding any provision of these Bylaws

to   the  contrary,  only  such  persons  who  are  nominated  in accordance with the procedures set forth in this Bylaw  shall  be eligible  to serve as directors and only such business  shall  be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law, the Articles of

Incorporation,  as amended, or these Bylaws, the officer  of  the corporation or other person presiding over the meeting shall have the  power  and  duty to determine whether a  nomination  or  any business  proposed to be brought before the meeting was  made  or proposed,  as the case may be, in accordance with the  procedures set  forth  in  this  Bylaw and, if any  proposed  nomination  or business  is  not in compliance with this Bylaw, to declare  that such defective proposal or nomination shall be disregarded.

               (2)    For   purposes  of  this   Bylaw,   "public

announcement"  shall mean disclosure in a press release  reported by  the  Dow  Jones  News  Service,  Associated  Press,  Reuters,

Bloomberg, PR Newswire or another national news service or  in  a document  publicly filed by the corporation with  the  Securities and  Exchange Commission pursuant to Section 13, 14 or  15(d)  of the Exchange Act.

               (3)   Any  failure by a stockholder or  beneficial

owner to perform the undertaking given pursuant to clause (d)  of paragraph  (a)(2) of this Bylaw shall result in the loss  of  any entitlement  to  bring such stockholder's or  beneficial  owner's nomination and /or proposal before the meeting of stockholders.

               (4)   Notwithstanding the foregoing provisions  of

this  Bylaw, a stockholder shall also comply with all  applicable requirements  of  the Exchange Act and the rules and  regulations thereunder  with respect to the matters set forth in this  Bylaw.

Nothing in this Bylaw shall be deemed to affect any rights (a) of

stockholders   to   request  inclusion  of   proposals   in   the

corporation's  proxy statement pursuant to Rule 14a-8  under  the

Exchange  Act  or (b) of the holders of any series  of  Preferred

Stock to elect directors under circumstances specified under  the terms  and conditions of such Preferred Stock or (c) required  by applicable law.



                          ARTICLE III

                           DIRECTORS



     SECTION  1.      Management of Corporation.   The  property,

affairs and business of the corporation shall be managed  by  its

Board  of  Directors, consisting of not less than three nor  more than nine persons, as determined by the Board of Directors.



     SECTION  2.      Powers, Qualification,  Term,  Quorum,  and

Vacancies.  The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting,  regular or special, to increase or decrease  their  own number to the extent provided in these Bylaws; provided, however,

that no decrease shall have the effect of shortening the term  of any  incumbent director.  In the event that at any time  or  from time  to  time  the number of directors is increased,  the  newly created  directorships resulting therefrom shall be filled  by  a majority  of  the directors in office immediately prior  to  such increase, and each director so elected shall serve until  his  or her successor is elected and qualified.  Any vacancy occurring in the  Board  of  Directors shall be filled  by  the  vote  of  the remaining directors, even if less than a quorum.

     Directors need not be stockholders.

     At  all  meetings of the Board of Directors  the  continuous presence  of  a majority of the directors shall be  necessary  to constitute a quorum for the transaction of business, and the  act of  a  majority of the directors present at any meeting at  which there  is  a  quorum shall be the act of the Board of  Directors,

except  as  may be otherwise specifically required by  applicable law,  the Articles of Incorporation or these Bylaws.  If  at  any meeting  of  the Board of Directors there shall be  less  than  a quorum  present,  a  majority of those present  may  adjourn  the meeting, without further notice, from time to time until a quorum shall have been obtained.



     SECTION 3.     Meetings.  Meetings of the Board of Directors

shall  be  held  at  such place within or outside  the  State  of

Arizona  as may from time to time be fixed by resolution  of  the

Board  of Directors, or as may be specified in the notice of  the

meeting.   Regular  meetings of the Board of Directors  shall  be

held  at  such  times  as  may from time  to  time  be  fixed  by resolution  of the Board of Directors.  Special meetings  of  the

Board  of Directors may be held at any time upon the call of  the

Chairman  of the Board, the President or that number of directors required to constitute a quorum, by oral or written notice  given or  sent  to  each director not less than forty eight (48)  hours before  such meeting.  Notice of a special meeting shall also  be deemed  sufficient  if  given by mail, deposited  in  the  United

States  mail, with first-class postage thereon prepaid  at  least five (5) days before the meeting date.  A meeting of the Board of

Directors may be held without notice immediately after the annual meeting  of stockholders, at the place of such annual meeting  or at such other nearby place as may be announced by the Chairman of the  Board or the President at such annual meeting.  Notice  need not  be given of regular meetings of the Board of Directors which have  been  specified in advance by resolution of  the  Board  of

Directors.   Meetings may be held at any time without  notice  if

all  the directors are present, or if at any time before or after the  meeting  those not present waive notice of  the  meeting  in writing.



     SECTION 4.     Chairman of the Meeting.  Each meeting of the

Board of Directors shall be presided over by the Chairman of  the

Board.  If he is not present for a meeting, such meeting shall be presided  over  by  the President (if he shall  be  a  director);

otherwise,  such meeting shall be presided over by a chairman  to be chosen by a majority of the directors present at such meeting.

The  person  who so presides over the meeting shall have  plenary authority  to establish such meeting procedures, and  to  resolve any  disputes  or  other issues arising at the  meeting  in  such manner,  as said chairman deems necessary or appropriate  in  his or her reasonable judgment, subject only to the provisions of the

Bylaws, the Articles of Incorporation and applicable law.



     SECTION  5.      Committees.   The Board  of  Directors  may

designate  two or more of its members as an Executive  Committee;

provided, that one of such members shall be the Chairman  of  the

Board  or the President.  The Executive Committee shall have  and may  exercise all powers and authority of the Board of  Directors in  the management of the business and affairs of the corporation at  all times that the Board of Directors is not meeting, subject to  any limitations as may be included in the resolution creating the  Executive  Committee and such other limitations  imposed  by

law.   The  Board  of  Directors may, in its discretion,  appoint additional committees of one or more of its members, which  shall have  and  may  exercise  such powers as shall  be  conferred  or authorized  by resolution of the Board of Directors, but  subject

to  such  limitations  as may be imposed by  applicable  law.   A

majority  of any such committee, if the committee be composed  of more  than  one  member,  shall constitute  a  quorum  and  shall determine  its action and fix the time and place of its meetings,

unless  the Board of Directors shall otherwise specify; provided,

that  no  quorum of the Executive Committee shall  be  deemed  to exist  unless  it  includes the Chairman  of  the  Board  or  the

President.  The Board of Directors shall by resolution have power at  any  time  to  restrict the powers  and  authority  of,  fill vacancies  in,  change the membership of, or discharge  (with  or without cause) the Executive Committee or any other  committee or any member thereof.



     SECTION  6.      Distributions.   Subject  always   to   the

provisions  of  the  law and the Articles of  Incorporation,  the

Board  of  Directors shall have full power to  determine  whether any,  and  if any, what part of any, funds legally available  for the  payment  of  distributions shall be  declared  and  paid  to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of  the  Board of Directors, and it shall not be required at  any time, against such discretion, to divide or pay any part of  such funds among or to the stockholders as distributions, dividends or otherwise; and the Board of Directors may fix a sum which may  be set  aside or reserved over and above the capital paid in of  the corporation  as  working  capital for the  corporation  or  as  a reserve  for  any  proper purpose, and  from  time  to  time  may increase,  diminish, and vary the same in its  absolute  judgment and discretion.



     SECTION  7.      Informal Action.  Any  action  required  or

permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior  to such action a written consent thereto is signed by all members of the Board or the committee, as the case may be.



     SECTION  8.      Compensation.   Members  of  the  Board  of

Directors  shall  be  entitled to reasonable fees,  salaries,  or other  compensation for their services and to  reimbursement  for their  expenses as such members.  Nothing contained herein  shall preclude  any  director  from serving  the  corporation,  or  any subsidiary  or affiliated corporation, as an officer  or  in  any

other   capacity  and  receiving  proper  compensation  therefor.

Members of committees of the Board of Directors may similarly  be allowed compensation for their services as committee members.



                           ARTICLE IV

                            OFFICERS



     SECTION 1.     Election.  The Board of Directors, as soon as

may  be practicable after the annual meeting of stockholders held in  each year, shall elect a Chairman of the Board,  a President,

one  or more Vice Presidents, a Secretary, a Treasurer, and  such

Assistant  Secretaries, Assistant Treasurers, and other officers,

agents,  and employees as may be necessary or appropriate.   More

than  one  office  may  be  held by the  same  person  except  as otherwise provided by applicable law.



     SECTION 2.     Term and Removal.  The term of office of  all

officers  shall be until their respective successors are  elected and  qualify, and any officer may be removed from office,  either with  or without cause, at any time by the affirmative vote of  a majority of the members of the Board of Directors then in office.

A  vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.



     SECTION 3.     The President; Chairman of the Board - Powers

and  Duties.   Except  to  the  extent  the  Board  of  Directors

determines otherwise, the President shall be the chief  executive officer  of the corporation and, as such, shall have such powers,

authority  and  duties as ordinarily pertain to such  office  and shall be responsible for the general supervision and coordination

of   the   affairs  and  operations  of  the  corporation.    The

President's  primary responsibilities shall be to  supervise  the affairs  and  operations of the corporation and  to  conduct  the affairs of the corporation to achieve such objectives as  may  be established  from time to time by the Board of Directors  and  to ensure that the activities of the various subsidiaries, divisions and  other  operating  units  of  the  corporation  are  properly coordinated.  The President shall have final authority  over  the affairs,  operations and budgets of such subsidiaries,  divisions and  other operating units, and shall keep the Board of Directors advised.  The President shall perform all of the duties and enjoy all the powers which are delegated to him or her by the Board  of

Directors,  except  in all instances as he or  she  may  properly delegate  to different officers of the corporation or to  others.

In  the  event  the Board of Directors elects a Chairman  of  the

Board of Directors who is not also the President, the Chairman of the  Board  shall  have all the powers of the  President  in  the

President's absence or inability to act and such other powers  as the Board of Directors shall designate.



     SECTION  4.      Vice Presidents - Powers and Duties.   Each

Vice  President shall have such powers and discharge such  duties as  may be assigned to him or her from time to time by the  Board of Directors, by the President or by the Chairman of the Board.



     SECTION 5.     Secretary - Powers and Duties.  The Secretary

shall  issue  notices for all meetings (except  that  notice  for special meetings of directors called at the request of a majority of  members  of  the  Board of Directors may be  issued  by  such members),  shall keep minutes of all meetings, shall have  charge of  the  corporate minute books, and shall make such reports  and perform  such  other  duties as are incident  to  the  office  or

Secretary, or are properly required of the Secretary by the Board of Directors, by the President or by the Chairman of the Board.



     SECTION  6.      Assistant Secretaries - Powers and  Duties.

The  Assistant Secretaries in order of their seniority shall,  in the  absence or disability of the Secretary, perform  the  duties and  exercise the powers of the Secretary, and shall perform such other  duties  as the Board of Directors, the President,  or  the

Chairman of the Board shall prescribe.



     SECTION 7.     Treasurer - Powers and Duties.  The Treasurer

shall  have  the  custody of all monies  and  securities  of  the corporation, shall keep full and accurate accounting  records  of the  corporation, and shall render to the Board of Directors from time  to  time,  as  may be required by the Board  of  Directors,

reports of operations and financial condition of the corporation.

The  Treasurer  shall disburse the funds of  the  corporation  in payment of the just demands against the corporation or as may  be ordered  by  the Board of Directors, taking proper  vouchers  for such  disbursements.  The  Treasurer  shall  perform  all  duties incident  to  such office or that are properly  required  of  the

Treasurer  by the by the Board of Directors, by the President  or

by the Chairman of the Board.



     SECTION  8.      Assistant Treasurers - Powers  and  Duties.

The  Assistant Treasurers in the order of their seniority  shall,

in the absence or disability of the Treasurer, perform the duties and  exercise the powers of the Treasurer, and shall perform such other  duties  as  the  Board of Directors,  the  President,  the

Chairman of the Board, any Vice President or the Treasurer  shall prescribe.



     SECTION  9.       Voting  Corporation's Securities.   Unless

otherwise ordered by the Board of Directors, the Chairman of  the

Board,  the  President or any Vice President of  the  corporation shall  have full power and authority on behalf of the corporation to  vote  (and  to  execute proxies, written consents  and  other instruments  with  respect to) any securities  and  interests  in other  corporations and entities owned or held by the corporation and  to  represent the corporation as such at any meeting of  the holders of such securities or interests and, at any such meeting,

shall  possess and may exercise (whether in person  or  by  proxy given by such officer to any other person) any and all rights and powers incident to the ownership of such securities, which as the owner thereof the corporation might have possessed and exercised,

if  present.  The Board of Directors by resolution from  time  to time may confer like powers upon any other person or persons.



     SECTION  10.    Divisional Officers.  The Board of Directors

may from time to time establish and abolish one or more operating divisions of the corporation.  The Board of Directors may appoint a  President  of  any  such division who shall,  subject  to  the direction  of the Board of Directors, the Chairman of  the  Board

and  the President of the corporation, supervise and control  the business of such division and all officers, agents, and employees of  the corporation whose principal duties are in connection with the  business of such division.  The Board of Directors may  also appoint  one  or more Vice Presidents, a Secretary, a  Treasurer,

and  one or more Assistant Treasurers or Secretaries of any  such division,  who  shall  hold  their offices  for  such  terms  and exercise  such  powers  and  perform  such  duties  as  shall  be determined by the Board of Directors or by the President of  such

division.   Persons  so appointed by the Board  of  Directors  as

President,   Vice  President,  Treasurer,  Secretary,   Assistant

Treasurer, or Assistant Secretary of a division need not also  be officers of the corporation.



                           ARTICLE V

                        INDEMNIFICATION

     Every person who is made a party or is threatened to be made a  party  to  any  action,  suit or  proceeding,  whether  civil,

criminal, administrative or investigative, formal or informal, by reason  of  the fact that such person, or a person of  whom  such person  is  the  legal representative is or  was  a  director  or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the  corporation as  a  director, officer, partner, trustee, employee or agent  of another  corporation, partnership, joint venture, trust, employee benefit  plan  or  other entity, shall be  indemnified  and  held harmless to the fullest extent permitted or authorized by Arizona law, as the same exists or may hereafter be amended, against  all expenses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by  him or her in connection therewith; provided, however,  that,

unless  otherwise required by Arizona law, the corporation  shall indemnify  any  such person in connection with a  proceeding  (or

part   thereof)  initiated  by  such  indemnitee  only  if   such

proceeding  (or  part thereof) was authorized  by  the  Board  of

Directors.   Subject to applicable law, the corporation  may  pay

for  or reimburse the reasonable expenses incurred by such person in  defending  any action, suit or proceeding in advance  of  its final  disposition  upon (a) delivery to  the  corporation  of  a written  affirmation  of  the director or  officer's  good  faith belief  that  he or she has met the standard of conduct  required under  Arizona  law and is otherwise entitled to  indemnification under  Arizona law, (b) delivery to the corporation of a  written undertaking  by or on behalf of such person to repay all  amounts so  advanced  if  it  should ultimately be determined  that  such person  is not entitled to be indemnified under Arizona  law  and

(c)  a  determination on behalf of the corporation, either  by  a majority of the Board of Directors (whether or not interested) or in  such other manner as may be permitted by applicable law, that the  facts  then known to those making the determination  do  not make  indemnification  and/or such payment  or  reimbursement  of expenses inappropriate under applicable law.

     Such right of indemnification shall not be exclusive of  any other  right  which  such  directors  or  officers  may  have  or

hereafter  acquire  under  any  provision  of  the  Articles   of

Incorporation, statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in  their respective  official  capacities and  as  to  action  in  another capacity while serving as a director or officer.

     The  corporation may maintain insurance, at its expense,  to protect  itself  and any such director, officer or representative against  any such expense, liability or loss, whether or not  the corporation  would  have  the power to indemnify  such  director,

officer or representative against such expense, liability or loss under  applicable  law, and may enter into  such  indemnification

procedure  agreements  and/or  other  agreements  pertaining   to

indemnification rights and obligations as a majority of the Board of Directors (even though interested) may approve, but subject in all instances to applicable law.



                           ARTICLE VI

                     CERTIFICATES OF STOCK



     SECTION  1.      Form and Transfers.  The interest  of  each

stockholder of the corporation shall be evidenced by certificates for  shares of stock, certifying the number of shares represented thereby  and  in such form not inconsistent with the Articles  of

Incorporation  as the Board of Directors may from  time  to  time prescribe.

     Transfers  of shares of the capital stock of the corporation shall  be  made  only  on  the books of the  corporation  by  the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with  the

Secretary  of  the  corporation, or with a transfer  clerk  or  a transfer  agent  appointed  as  in  Section  4  of  this  Article provided, and on surrender of the certificate or certificates for such  shares  properly  endorsed and the  payment  of  all  taxes thereon.  The person in whose name shares of stock stand  on  the books  of  the corporation shall be deemed the owner thereof  for all  purposes as regards the corporation; provided that  whenever any transfer of shares shall be made for collateral security, and not  absolutely,  such  fact, if known to the  Secretary  of  the corporation, shall be so expressed in the entry of transfer.  The

Board  of  Directors may, from time to time, make such additional rules  and regulations as it may deem expedient, not inconsistent

with   these   Bylaws,  concerning  the  issue,   transfer,   and

registration of certificates for shares of the capital  stock  of the corporation.

     The certificates of stock shall be signed by the Chairman of the  Board,  or  the  President or a Vice President  and  by  the

Secretary  or  an  Assistant Secretary or  the  Treasurer  or  an

Assistant Treasurer, and sealed with the seal of the corporation.

Such  seal  may  be  a facsimile, engraved or printed.   If  such

certificate is countersigned (a) by a transfer agent or  transfer clerk  other than the corporation or its employee, or, (b)  by  a registrar  other than the corporation or its employee, any  other

signature  on the certificate may be a facsimile.   In  case  any

officer,  transfer  agent, transfer clerk or  registrar  who  has signed  or  whose facsimile signature has been placed  upon  such certificate shall have ceased to be such officer, transfer agent,

transfer clerk or registrar before such certificate is issued, it may  be issued by the corporation with the same effect as  if  he were such officer, transfer agent, transfer clerk or registrar at the date of its issue.



     SECTION   2.      Lost,  Stolen,  Destroyed,  or   Mutilated

Certificate.   No  certificate  for  shares  of  stock   in   the

corporation  shall be issued in place of any certificate  alleged to  have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to  the  corporation, if the Board of Directors shall so require,

of  a  bond of indemnity in such amount (not exceeding twice  the value  of the shares represented by such certificate), upon  such terms and secured by such surety as the Board of Directors may in its discretion require.



     SECTION  3.     Transfer Agent and Registrar.  The Board  of

Directors may appoint one or more transfer clerks or one or  more transfer  agents and one or more registrars, and may require  all certificates of stock to bear the signature or signatures of  any of them.



                          ARTICLE VII

                          FISCAL YEAR

     The  fiscal year of the corporation shall be designated  and determined by resolution of the Board of Directors from  time  to time.



                          ARTICLE VIII

                         CORPORATE SEAL

     The  corporate seal of the corporation shall have  inscribed thereon  the  name  of  the corporation  and  the  state  of  its incorporation.  Except to the extent otherwise required  by  law,

the  seal of the corporation shall not be required to be  affixed to  any  document  or act of the corporation in  order  for  such document or act to be valid and binding upon the corporation.



                           ARTICLE IX

                   CONTROL SHARE ACQUISITIONS

     Notwithstanding anything contained herein to  the  contrary,

the  corporation shall not be subject to or governed by Title 10,

Chapter  6, Article 2, Arizona Revised Statutes.  (This provision was  adopted  effective  November 1, 1990,  pursuant  to  Arizona

Revised Statues Section 10-1211 A.5)1



                           ARTICLE X

                           AMENDMENTS

     Except as and to the extent otherwise provided by applicable law or the corporation's  Articles of Incorporation, these Bylaws may  be  repealed,  altered,  or amended,  or  substitute  bylaws adopted, at any time by resolution duly adopted by a majority  of the  whole  Board of Directors, subject to repeal  or  change  by action of the stockholders of the corporation.



_______________________________
     1     Said  Title  10, Chapter 6, Article 2  was  renumbered
(effective  January 1, 1996) as Arizona Revised Statutes  Section
10-2721, et. seq.